Exhibit 23.02

                   CONSENT OF PETROLEUM ENGINEERING CONSULTANT



        I consent to the use of my report respecting the estimated oil reserve information as of December 31, 2003, for the Montana and Nevada producing properties of FX Energy, Inc. (the "Company"), and the discussion of such report as contained in the Company's annual report on Form 10-K for the year ended December 31, 2003, and to the incorporation by reference of such report, as it is referred to in the Company's annual report, into the following registration statements:

         Form                  SEC File No.              Effective Date
         ----                  ------------              --------------

         S-3                   333-80489                 June 30, 1999
         S-3                   333-104792                October 27, 2003
         S-3                   333-110345                November 18, 2003
         S-3                   333-112058                February 11, 2004
         S-8                   333-112717                February 11, 2004



------------------------
Larry D. Krause

/s/ Larry D. Krause

Billings, Montana
March 9, 2004